Exhibit 10.16

                           MEMORANDUM OF UNDERSTANDING
 RESCISSION OF SHARE PURCHASE AGREEMENT DATED APRIL 14, 2004 BY AND BETWEEN CARE
           CONCEPTS I, INC., AND FOSTER SPORTS, INC., AND CARL FOSTER

THIS MEMORANDUM OF UNDERSTANDING ("MEMO) is entered into this 10th day of November, 2004 between CARE CONCEPTS I, INC., a Delaware corporation (the "Company"), and CARL FOSTER, an individual, ("FOSTER") and FOSTER SPORTS, INC., a Florida corporation that became a subsidiary of the Company by written agreement dated April 14, 2004 (the "Subsidiary").

      WHEREAS, CARE is developing its interactive media brands primarily in adult entertainment; and

      WHEREAS, FOSTER desires to reacquire the shares of stock in FOSTER SPORTS currently owned by CARE, representing 80% of the total shares authorized;

      WHEREAS, the Parties acknowledge that all covenants, promises, obligations and duties under the Share Purchase Agreement as amended of April 14, 2004 have not yet been performed, and the contract between them is executory;

      WHEREAS, the Parties wish to mutually rescind the executory contract of April 14, 2004;

      THEREFORE, the Parties acknowledge the receipt of good and valuable consideration, and hereby agree and set forth as follows:

      The Parties hereby mutually agree to terminate, rescind, discharge and negate all duties and obligations, covenants and promises made pursuant to the Share Purchase Agreement ("Agreement") entered into by the Parties on April 14, 2004, whereby CARE acquired 80% of the authorized shares of FOSTER SPORTS, and FOSTER retained 20% of the authorized shares of FOSTER SPORTS.

      Section 9.1 of the Agreement states that the Parties may terminate:

            (a) by mutual consent of Buyer and Seller holding a majority of the Company Common Shares;

      Section 9.2 of the Agreement states that in the event the Agreement is terminated, the procedure upon termination is:

            (a) each party shall redeliver all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                  (i) CARE shall deliver to FOSTER all share certificates representing its 80% ownership interest in FOSTER SPORTS;

                  (ii) FOSTER and FOSTER SPORTS shall deliver to CARE a promissory note, attached hereto as Exhibit A, for $405,000 principal plus accrued interest, for the benefit of the Promissee CARE.

                  (iii) FOSTER and FOSTER SPORTS acknowledge that any failure to satisfy these promissory note as written as Exhibits A constitutes a breach by FOSTER of this rescission, enforceable against him, in accordance with the remedies available under Florida Corporate Law for breach of a contract, and enforceability may not be limited by FOSTER's or FOSTER SPORTS' bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor rights. The NOTE HOLDERS may rely on the US Bankruptcy Code, Title 11, Chapter 5, Subchapter II, Section 523 Exceptions to Discharge, in that FOSTER and FOSTER SPORTS hereby represents his and its financial condition is such that the NOTE HOLDERS may reasonably rely on FOSTER and FOSTER SPORTS performing their obligations under this Memo.

            (b) all information received by any party hereto of the other party or the Company (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information.

The Parties further agree that no party hereto shall have any further liability or obligation to any other party under or in connection with this Agreement except:

FOSTER, his heirs and assigns, and FOSTER SPORTS and its assigns, hereby indemnify, defend and hold harmless, release, remise, acquit, satisfy and forever discharge CARE, its subsidiaries, agents, officers, directors, employees, representatives, personal representatives, successors, heirs or assigns, from any and all claims, counterclaims, cross claims or other causes of action arising out of or related to any ownership interest CARE has or ever had in FOSTER SPORTS by any Party whatsoever, including past, present and future investors and employees of FOSTER SPORTS, together with any claim or demand which FOSTER ever had, now has, or may have against the others or which could have been asserted, upon or by reason of any matter, cause or thing whatsoever, specifically limited to any claim, action, cause of action, defense, affirmative defense, counter-claim and cross claim which was or could have been asserted by any and all Parties, from the beginning of the world to the day of these presents and forever in the future.

      IN WITNESS WHEREOF, the parties hereto have made and entered into this Memorandum the date first hereinabove set forth.

CARE CONCEPTS I, INC.:

BY:   /s/ Steve Markley
    ----------------------
      STEVE MARKLEY, CEO

FOSTER SPORTS, INC.:

By:     /s/ Carl Foster
    ----------------------
          CARL FOSTER

CARL FOSTER, AN INDIVIDUAL

By:     /s/ Carl Foster
    ----------------------
          CARL FOSTER